Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Archer Aviation Inc.  (formerly Atlas Crest Investment Corp. or “the Company”) on Form S-1 of our report dated March 8, 2021, except for the effects of the restatements discussed for warrants in Note 2, for which the date is May 24, 2021 with respect to our audit of the financial statements of Atlas Crest Investment Corp. as of December 31, 2020 and for the period from August 26, 2020 (inception) through December 31, 2020, which report appears in the Prospectus, which is part of this Registration Statement.  We were dismissed as auditors on September 16, 2021  and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal.  We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP

New York, New York

October 7, 2021